UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019 (July 1, 2019)

Spirit of Texas Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38484	90-0499552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas 77301

(Address of principal executive offices) (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	STXB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective July 1, 2019, the board of directors of Spirit of Texas Bancshares, Inc. (the “Company”) approved and granted an award of restricted stock units (“RSUs”) issued pursuant to the Company’s shareholder-approved 2017 Stock Incentive Plan and applicable Restricted Stock Unit Award Agreement to (i) Dean O. Bass, the Chairman and Chief Executive Officer of the Company and its wholly-owned subsidiary, Spirit of Texas Bank, SSB (the “Bank”), (ii) David M. McGuire, President of the Company and President and Chief Lending Officer of the Bank, (iii) Jerry D. Golemon, Executive Vice President and Chief Operating Officer of the Company and the Bank, and (iv) Jeffrey A. Powell, Executive Vice President and Chief Financial Officer of the Company and the Bank, in the following amounts:

Name	Number of RSUs
Dean O. Bass	8,000
David M. McGuire	8,000
Jerry D. Golemon	4,000
Jeffrey A. Powell	4,000

Each RSU represents the right to receive one share of the Company’s common stock upon vesting. Subject to the terms of the Restricted Stock Unit Award Agreement, each award will vest in five equal annual installments beginning on July 1, 2020.

The foregoing summary description of the RSUs granted pursuant to the 2017 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Unit Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Employee Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2019	SPIRIT OF TEXAS BANCSHARES, INC.

	By:	/s/ Dean O. Bass
	Name:	Dean O. Bass
	Title:	Chairman and Chief Executive Officer